                                                                    EXHIBIT 10.3


                                 AMENDMENT TO
                    EXECUTIVE OFFICER EMPLOYMENT AGREEMENT


          This Amendment to Executive Officer Employment Agreement (this "Amendment") is made effective as of April 1, 1999 by and between Callaway Golf Company, a California corporation (the "Company") and Steven McCracken ("Employee").

          A. The Company and Employee are parties to that certain Executive Officer Employment Agreement entered into as of January 1, 1997 (the "Agreement").

          B.  The Company and Employee desire to amend the Agreement pursuant to
Section 16 of the Agreement, in the manner set forth herein.

          C. The Company is prepared to grant, and Employee is prepared to receive, an increase in compensation as consideration for such amendment.

          NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1.   Paragraph 4(a) of the Agreement is hereby amended to read as follows:

              (a) a base salary at the rate of $450,000.00 per year; and

2.   Paragraph 5(b) of the Agreement is amended to read as follows:

              (b) Vacation.  Employee shall receive four (4) weeks paid vacation
                  --------
     for each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused time will accrue from year to year. The maximum vacation time Employee may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in lieu of providing time off.

3.   Paragraph 7 of the Agreement is amended to read as follows:

              7.  NONCOMPETITION.
                  --------------

              (a) Other Business.  To the fullest extent permitted by law,
                  --------------
     Employee agrees that, while employed by the Company or otherwise receiving compensation or other consideration from the Company,

     Employee will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

              (b) Other Employees.  Except as may be required in the performance
                  ---------------
     of his or her duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company or any of its affiliates to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company or any of its affiliates for a period of one (1) year from the date Employee ceases to be employed by the Company.

              (c) Suppliers.  While employed by the Company, and for one (1)
                  ---------
     year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company or any of its affiliates to diminish or cease furnishing such goods, services or credit.

              (d) Conflict of Interest.  While employed by the Company, Employee
                  --------------------
     shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

              (e) Non-Interference.  While employed by the Company, and for one
                  ----------------
     (1) year thereafter, Employee shall not in any way undertake to harm or injure, or disparage, the Company, its officers, directors, employees, agents, affiliates, vendors, products, or customers, or their successors, or in any other way exhibit an attitude of hostility toward them. Employee understands that it is the policy of the Company that only the Chief Executive Officer, the Vice President of Press, Public and Media Relations and their specific designees may speak to the press or media about the Company or its business, and agrees not to interfere with the Company's press and public relations by violating this policy.

4.   Paragraph 10 of the Agreement is amended to read as follows:

              10. SURRENDER OF EQUIPMENT, BOOKS AND RECORDS.  Employee
                  -----------------------------------------
     understands and agrees that all equipment, books, records, customer lists and documents connected with the business of the Company and/or its affiliates are the property of and belong to the Company. Under no circumstances shall Employee remove from the Company's facilities any of the Company's and/or its affiliates' equipment, books, records, documents, lists or any copies of the same without the Company's permission, nor shall Employee make any copies of the Company's and/or its affiliates' books, records, documents or lists for use outside the Company's office except as specifically authorized by the Company. Employee shall return to the Company and/or its affiliates all equipment books, records, documents and customer lists belonging to the Company and/or its affiliates upon termination of Employee's employment with the Company.

5.   Paragraph 12 of the Agreement is amended to read as follows:

              12.  TRADE SECRETS AND CONFIDENTIAL INFORMATION.
                   -------------------------------------------

              (a) As used in this Agreement, the term "Trade Secrets and Confidential Information" means information, whether written or oral, not generally available to the public, regardless of whether it is suitable to be patented, copyrighted and/or trademarked, which is received from the Company and/or its affiliates, either directly or indirectly, including but not limited to (i) concepts, ideas, plans and strategies involved in the Company's and/or its affiliates' products, (ii) the processes, formulae and techniques disclosed by the Company and/or its affiliates to Employee or observed by Employee, (iii) the designs, inventions and innovations and related plans, strategies and applications which Employee develops during the Term of this Agreement in connection with the work performed by Employee for the Company and/or its affiliates; and (iv) third party information which the Company and/or its affiliates has/have agreed to keep confidential.

              (b) Notwithstanding the provisions of subsection 12(a), the term "Trade Secrets and Confidential Information" does not include (i) information which, at the time of disclosure or observation, had been previously published or otherwise publicly disclosed; (ii) information which is published (or otherwise publicly disclosed) after disclosure or observation, unless such publication is a breach of this Agreement or is otherwise a violation of contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or (iii) information which, subsequent to disclosure or observation, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by Employee) and who is not required to refrain from disclosing such information to others.

              (c) While employed by the Company, Employee will have access to and become familiar with various Trade Secrets and Confidential Information. Employee acknowledges that the Trade Secrets and Confidential Information are owned and shall continue to be owned solely by the Company and/or its affiliates. Employee agrees that Employee will not, at any time, whether during or subsequent to Employee's employment by the Company and/or its affiliates, use or disclose Trade Secrets and Confidential Information for any competitive purpose or divulge the same to any person other than the Company or persons with respect to whom the Company has given its written consent, unless Employee is compelled to disclose it by governmental process. In the event Employee believes that Employee is legally required to disclose any Trade Secrets or Confidential Information, Employee shall give reasonable notice to the Company prior to disclosing such information and shall assist the Company in taking such legally permissible steps as are reasonable and necessary to protect the Trade Secrets or Confidential Information, including, but not limited to, execution by the receiving party of a non-disclosure agreement in a form acceptable to the Company.

              (d) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

6.   Paragraph 13 of the Agreement is amended to read as follows:

              13.  ASSIGNMENT OF RIGHTS.
                   --------------------

              (a) As used in this Agreement, "Designs, Inventions and Innovations," whether or not they have been patented, trademarked, or copyrighted, include, but are not limited to designs, inventions, innovations, ideas, improvements, processes, sources of and uses for materials, apparatus, plans, systems and computer programs relating to the design, manufacture, use, marketing, distribution and management of the Company's and/or its affiliates' products.

              (b) As a material part of the terms and understandings of this Agreement, Employee agrees to assign to the Company all Designs, Inventions and Innovations developed, conceived and/or reduced to practice by Employee, alone or with anyone else, in connection with the work performed by Employee for the Company during Employee's employment with the Company, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

              (c) Employee agrees to disclose in writing to the President and CEO of the Company any Design, Invention or Innovation relating to the business of the Company and/or its affiliates, which Employee develops, conceives and/or reduces to practice in connection with any work performed by Employee for the Company, either alone or with anyone else, while employed by the Company and/or within twelve (12) months of the termination of employment. Employee shall disclose all Designs, Inventions and Innovations to the Company, even if Employee does not believe that he or she is required under this Agreement, or pursuant to California Labor Code
     Section 2870, to assign his or her interest in such Design, Invention or Innovation to the Company. If the Company and Employee disagree as to whether or not a Design, Invention or Innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

              (d) Pursuant to California Labor Code Section 2870, the obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation to the extent such obligation would conflict with any state or federal law. The obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation that Employee developed entirely on Employee's own time without using the Company's equipment, supplies, facilities or Trade Secrets and Confidential Information except those Designs, Inventions or Innovations that either:

                   (i) Relate at the time of conception or reduction to practice to the Company's and/or its affiliates' business, or actual or demonstrably anticipated research of the Company and/or its affiliates; or

                   (ii) Result from any work performed by Employee for the Company and/or its affiliates.

              (e) Employee agrees that any Design, Invention and/or Innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all Designs, Inventions and Innovations belonging to the Company.

              (f) The provisions of this Section 13 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

7. But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

          IN WITNESS WHEREOF, the Company and Employee have caused this Amendment to be executed effective as of the date set forth above.

EMPLOYEE                                COMPANY
                                        Callaway Golf Company,
                                        a California corporation

/s/                                     By:  /s/
---------------------                      --------------------------
Steven McCracken                        Name:  Ely Callaway
                                        Title: Chairman and CEO